UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive
Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Transaction Agreement

On May 15, 2025, Vistra Operations Company LLC, a Delaware limited liability company (“Buyer”) and an indirect wholly owned subsidiary of Vistra Corp. (“Vistra”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with NEP Holdco 1, L.L.C., a Delaware limited liability company, NatGas Fund Holdings, L.L.C., a Delaware limited liability company, SEIF III NatGas Holdings, L.L.C., a Delaware limited liability company, and Edgewater Parent, LLC, a Delaware limited liability company (collectively, “Sellers”). Under the Purchase Agreement, Buyer has agreed to acquire from Sellers one hundred percent (100%) of the membership interests in (i) Geranium Energy Storage I, L.L.C., a Delaware limited liability company; (ii) Geranium Energy Storage II, L.L.C., a Delaware limited liability company; (iii) NatGas California, L.L.C., a Delaware limited liability company; (iv) Carneys Point Energy Storage, L.L.C., a Delaware limited liability company; (v) Logan Energy Storage, L.L.C., a Delaware limited liability company; (vi) SBFH Holdco, L.L.C., a Delaware limited liability company; and (vii) Edgewater Generation Holdings, L.L.C., a Delaware limited liability company (collectively, the “Acquired Companies”) (the transactions contemplated by the Purchase Agreement, the “Transactions”). The Purchase Agreement and the Transactions were approved by Vistra’s Board of Directors.

The Purchase Price (as defined in the Purchase Agreement) consists of cash consideration of $1.9 billion subject to certain customary adjustments, including working capital, cash, indebtedness, and certain other adjustments, as specified in the Purchase Agreement. Buyer expects to fund the Transactions with the assumption of the Acquired Companies’ senior secured credit facility, including an existing term loan (which as noted above would reduce the cash consideration payable at closing) and cash on hand. Although the principal amount of the senior secured credit facility to be assumed is subject to change, it is currently expected to be approximately 50% of the consideration at closing.

Consummation of the Transactions is subject to customary closing conditions, including (a) receipt of all requisite regulatory approvals, including approvals of the Federal Energy Regulatory Commission under the Federal Power Act, (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (c) a declaratory ruling or approval from the New York Public Service Commission (collectively “Specified Regulatory Approvals”). Furthermore, the Purchase Agreement contains as a condition to Buyer’s obligation to close that Sellers effect a pre-closing reorganization, including transferring certain subsidiaries of the Acquired Companies (prior to closing) to Sellers or any of their non-Acquired Company affiliates.

The Purchase Agreement contains representations, warranties and covenants for Buyer and Sellers that are customary for a transaction of this nature, including among others, covenants regarding the conduct of the businesses of the Acquired Companies during the pendency of the Transactions, public announcements, replacement of credit support, and the use of commercially reasonable efforts to obtain the regulatory approvals applicable to each party.

The Purchase Agreement contains certain termination rights, including that each of Sellers and Buyer has the right to terminate the Purchase Agreement after November 11, 2025 (unless such date is extended by either Sellers or Buyer for up to an additional 210 days pursuant to the terms of the Purchase Agreement (such date the same as may be so extended, the “Outside Date”)). Buyer will be required to pay Sellers a termination fee of $76 million if the Purchase Agreement is validly terminated by (1) Sellers or Buyer if all of the closing conditions have been satisfied or waived (other than receipt of any of the Specified Regulatory Approvals), subject to certain exceptions, and a final, non-appealable governmental order with respect to the Specified Regulatory Approvals is issued that prohibits the consummation of the Transactions, (2) Sellers or Buyer if the Transactions have not been consummated by the Outside Date, if all of the closing conditions have been satisfied or waived (other than receipt of any of the Specified Regulatory Approvals), subject to certain exceptions, or (3) by Sellers if Buyer has failed to consummate the Transactions within a specified grace period when all of the conditions to Buyer’s obligations to consummate the closing have been satisfied or waived and Sellers have notified Buyers that they are ready, willing and able to consummate the Transactions at the closing. If the Purchase Agreement is validly terminated, except in the case of Fraud (as defined in the Purchase Agreement), payment of the foregoing termination fee and certain expense reimbursements when and if due under the Purchase Agreement by Buyer are Sellers’ sole and exclusive monetary remedies for any losses or liabilities suffered as a result of the failure of the closing to be consummated, or relating to or arising out of the Purchase Agreement.

The Purchase Agreement also provides that Sellers, on one hand, or Buyer, on the other hand, may seek to specifically enforce the obligations under the Purchase Agreement under the terms and conditions set forth in the Purchase Agreement but in no event will Sellers be entitled to receive both a termination fee and a grant of specific performance.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Vistra, Buyer, Sellers or the Acquired Companies. In particular, the representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2025, Vistra issued a press release announcing entry into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated May 15, 2025, by and among Vistra Operations Company LLC, NEP Holdco 1, L.L.C., NatGas Fund Holdings, L.L.C., SEIF III NatGas Holdings, L.L.C. and Edgewater Parent, L.L.C.

99.1	Press Release dated May 15, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2025

VISTRA CORP.

	By:	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Executive Vice President and Chief Financial Officer